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                                                                   EXHIBIT 10.24





February 3, 2000

Peter J. Pizzo, III
228 Lindbergh Drive, NE
Atlanta, GA 30305

Dear Peter:

I am pleased on behalf of Serologicals Corporation (the "Corporation") to offer you ("you" or the "Executive") employment (the "Employment") on the terms set forth herein (the "Offer").

1.       Position, Duties and Responsibilities.

         a. You shall serve as the Vice President, Finance/Chief Financial Officer responsible for the duties outlined in the attached Job Description.

         b. You will devote all your business time and attention to the business and affairs of the Corporation and its subsidiaries consistent with your position. Nothing herein, however, shall preclude you from engaging in charitable and community affairs, or giving attention to your investments provided that such activities do not interfere with the performance of your duties and responsibilities enumerated herein.

         c. Except as otherwise specifically stated herein, you shall be subject to all of the requirements and provisions described in the Corporation's employee handbook, as it may be amended from time-to-time.

         d. Your Employment shall commence hereunder effective on or about February 3, 2000 (the "Effective Date") and continue for successive one (1) year periods, unless otherwise terminated pursuant to the provisions hereof.

2.       Compensation and Related Matters.

         a. Base Salary. You shall be paid a base salary (the "Base Salary") equal to $175,000 per year. The Base Salary shall be payable to you in the manner and on the date(s) on which the Corporation pays its other executives, but in no event less frequently than monthly.

         b. Incentive Compensation. You shall be eligible to participate in such bonus and incentive compensation plans of the Corporation, if any, in which other executives of the Corporation are generally eligible to participate, as the Board or a Committee thereof shall determine from time-to-time in its sole discretion, subject to and in accordance with the terms and provisions of such plans.

         c. Employee Benefit Programs. You shall be eligible to participate in the employee benefit programs (subject to their respective terms) now provided or as may hereinafter be provided by the Corporation to its executives. Current benefit programs include:

         -        Group Health Insurance




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                                                                February 3, 2000
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         -        Corporation Paid Life Insurance (two times your annual salary)

         -        Supplemental and Dependent Life Insurance

         -        Serologicals, Inc.'s Employees' Retirement Plan - 401(k)

         -        Short-term Disability Insurance

         -        Long-term Disability Insurance

         -        Flexible Spending Account (Medical and Dependent Care)

         -        Serologicals Corporation's Employee Stock Purchase Plan

         d. Stock Options. You are hereby granted employee stock options (subject to final approval by the Compensation Committee of the Corporation's Board of Directors) to purchase 20,000 shares of the Corporation's $.01 par value common stock at an initial exercise price equal to the fair market value of such stock on the date of grant ("Options"). The Options shall have a term of six (6) years and, so long as you are then employed by the Corporation, the right to exercise the Options shall vest and be fully exercisable at the rate of 5,000 per year commencing on the first anniversary of the Effective Date. Such Options shall be issued pursuant to a stock option agreement entered into by you and the Corporation and shall be subject to all the other terms and conditions contained in the Corporation's Omnibus Incentive Plan, the provisions of which shall be determined in the sole discretion of the Board of Directors or a committee thereof.

         e. Reimbursement of Expenses. It is contemplated that in connection with your Employment hereunder, you may be required to incur business, entertainment and travel expenses. The Corporation agrees to promptly reimburse you in full for all reasonable out-of- pocket business, entertainment and other related expenses (including all expenses of travel and living expenses while away from home on business or at the request of, and in service of, the Corporation) incurred or expended by you incident to the performance of your duties hereunder; provided, that you properly account for such expenses in accordance with the policies and procedures established by the Board and applicable to the executives of the Corporation.

         f. Paid Time Off. You shall be entitled, in each calendar year of your Employment, to the number of paid vacation days determined by the Corporation from time-to-time to be appropriate for its executives, but in no event less than four (4) weeks in any such year during your Employment (pro-rated, as necessary, for partial calendar years during your Employment). You may take your allotted vacation days at such times as are mutually convenient for the Corporation and you, consistent with the Corporation's vacation policy in effect with respect to its executives. You shall also be entitled to forty (40) hours of family/medical paid time off and forty (40) hours of sick leave per calendar year (pro-rated, as necessary, for partial calendar years during your Employment). You shall also be entitled to all paid holidays given by the Corporation to its executives.



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                                                                February 3, 2000
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3.       Termination.

         a. Disability of the Executive. In the event of your incapacity or inability to perform your services as contemplated herein for an aggregate of ninety (90) days during any twelve (12) month period due to the fact that your physical or mental health shall have become impaired so as to make it impossible for you to perform the duties and responsibilities contemplated for you hereunder, the Corporation shall have the right to declare, upon two (2) weeks prior written notice rendered to you, a disability termination, whereupon you shall receive (if you are entitled thereto) the short and/or long-term disability benefits provided by the Corporation. In the event you have commenced receiving benefits under the Corporation's disability plans, until termination of your employment under Section 3(a), the Corporation shall not be obligated to pay to you with regard to Base Salary an amount greater than the difference between your Base Salary then in effect and any such disability benefits you are then receiving.

         b. Death of the Executive. In the event you die during your Employment hereunder, your Employment shall automatically terminate without notice on the date of your death, except that your estate shall receive the death benefits, if any, provided by the Corporation.

         c. Termination by the Corporation for Cause. Nothing herein shall prevent the Corporation from terminating your Employment for Cause (as defined below). From and after the date of such termination, you shall no longer be entitled to receive the Base Salary or any other compensation which would have otherwise been due and all Options shall terminate immediately. Any rights and benefits that you may have in respect to any other compensation or any employee benefit plans or programs of the Corporation shall be determined in accordance with the terms of such other compensation arrangements, plans or programs, and in any event, you shall have no rights or benefits under any arrangement, plan or program unless such arrangement, plan or program is in writing and you are specified as a participant therein. The term "for Cause", as used herein, shall mean (i) the Executive's willful misconduct, gross negligence or dishonesty in the performance of his duties on behalf of the Corporation, (ii) the willful neglect, failure or refusal of the Executive to carry out any reasonable request of the Board of Directors or President/Chief Executive Officer of the Corporation consistent with the obligations of Executive contemplated hereunder,
(iii) the material breach of any provision of this letter by the Executive or
(iv) the entering of a plea of guilty or nolo contendere to, or the Executive's conviction of, a felony or other crime involving moral turpitude, dishonesty, theft or unethical business conduct. Termination of employment pursuant to this
Section 3(c) shall be made to the Executive by, and be effective upon, written notice from the President/Chief Executive Officer or the Board of Directors.

         d.       All Other Terminations by the Company.

                  (1) Notwithstanding the foregoing, the Corporation may terminate your employment at any time. Subject to (2) below, if your employment is terminated for any reason other than "for Cause", death or disability, you shall continue to receive your current Base Salary and benefits for a period of one (1) year from the date of such termination.

                  (2) If the Executive is "constructively terminated" by the Company prior to July 25, 2000 for reasons other than for Cause, and if the Executive elects, within thirty (30) days, not to accept the new position, the Executive shall continue to receive his current Base Salary and benefits for a period of six (6) months. For purposes of this Agreement, constructive termination shall be considered to occur if the Company demotes the Executive from his present position (including to his position held prior to

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                                                                February 3, 2000
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accepting the role of VP, Finance & CFO); changes the Executive's title or reporting relationship which results in a diminution of the position, duties, authority or responsibility of the Executive; significantly reduces the Executive's duties; decreases the Executive's benefits or compensation by 10% or greater; significantly increases the Executive's duties or responsibilities without a corresponding change of title and increase in compensation; or relocates the Executive to a location outside of the general community where the Executive is employed as of the date of assuming the role of Chief Financial Officer.

                  (3) If the Executive is "constructively terminated" by the Company anytime on or after July 25, 2000 for reasons other than for Cause, the Executive will be eligible to receive one (1) year of severance payable at the highest base salary held by the Executive during his employment, as well as the continuation of his health insurance benefits during this severance period.

                  (4) It is understood that the severance provisions provided for in this employment agreement supersede those provided for in any existing agreement covering the subject matter hereof currently in place with the Executive, except that in connection with a termination of employment of Executive following a Change in Control (as defined in Executive's Director Severance Agreement dated September 1998, or successor agreement (the "Change in Control Agreement"), the provisions of the Change in Control Agreement shall be applicable.

4. Nondisclosure. You acknowledge and agree that, during your employment by the Corporation hereunder, you have or will come to have knowledge and information with respect to trade secrets or confidential or secret plans, projects, materials, business methods, operations, techniques, customers, employees, donors, products, processes, financial conditions, policies and accounts of the Corporation with respect to the business of the Corporation ("Confidential Information.") You agree that you will not at any time divulge, furnish or make accessible to anyone (other than in the regular course of your performance of services for the benefit of the Corporation, its successors or assigns) any Confidential Information. Notwithstanding the foregoing, Confidential Information shall not include any information which (i) is known generally to the public (other than as a result of unauthorized disclosure by you), (ii) was available to you on a nonconfidential basis prior to its disclosure to you by the Corporation or (iii) is required to be disclosed pursuant to the valid order of a governmental agency or a judicial court of competent jurisdiction, in which case you shall give prompt written notice to the Corporation of such requirement so that the Corporation may take such action as it deems appropriate.

5. Non-Compete and Non-Solicitation. As a material inducement to the Corporation to enter into this letter, you agree that at all times during your Employment and for a period of twenty-four (24) months after the termination of your Employment, you will not, in any way, directly or indirectly, compete with the business of the Corporation, solicit, divert, or take away or attempt to solicit, divert, or take away customers of, the business of, or any of the donors of the Corporation that dealt with the Corporation during your Employment.

You agree that during your Employment and for a period of twenty-four (24) months after the termination for any reason of your Employment, you will not in a geographic area in which the Corporation was conducting business during the term of your Employment or at the date of termination thereof, directly, or indirectly through any means, including a business entity in which you have an ownership interest, request or induce any other employee of the Corporation or its affiliates or any donor to the Corporation or its affiliates to terminate their relationship with the Corporation or its affiliates and enter into a similar relationship with another business entity engaged in a business similar to the Corporation's.

You agree that any breach of this Section 5 will cause irreparable damage to the Corporation and that, in the event of such breach, the Corporation will have, in addition to any and all remedies of law, including rights which the Corporation may have to damages, the right to equitable relief including, as appropriate, all


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                                                                February 3, 2000
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injunctive relief or specific performance or other equitable relief. You understand and agree that the rights and obligations set forth in Sections 4 and 5 of this Agreement shall survive the termination or expiration of this Agreement.

6.       Miscellaneous.

         a. Governing Law. This letter is to be governed by and interpreted in accordance with the laws of the State of Georgia applicable to agreements made and to be performed within that State except as provided herein.

         b. No Attorney Provided. The Corporation advises you that it is not providing legal advice in connection with your acceptance and execution hereof and that, if you so elect, you should consult with an attorney prior to such execution.

         c. Affiliate. References to the "Corporation" hereunder shall include "affiliates" thereof, as such term is defined in Rule 405 under the Securities Act of 1933, as amended. The Corporation shall have the right to designate as your employer hereunder any affiliate of which the Executive shall have significant operating or managerial responsibility or any other affiliate to which the Executive agrees.

         d. Severability. If any provision of this letter shall be determined to be invalid, illegal or unenforceable in whole or in part, all other provisions hereof shall remain in full force and effect to the fullest extent permitted by law.

Please indicate your acceptance of this Offer by signing in the space provided below.

                                           Very truly yours,

                                           SEROLOGICALS CORPORATION

                                           By: /s/ Desmond H. O'Connell, Jr.
                                              ---------------------------------
                                                    Desmond H. O'Connell, Jr.
                                           Title:   President & CEO


ACKNOWLEDGED AND AGREED this 6th day of March 2000.
                             ---


/s/ Peter J. Pizzo, III
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Peter J. Pizzo, III